Exhibit 99.1

This presentation and the information contained herein are confidential and the property of Riot Blockchain Inc. This presentation is intended to introduce you to Riot Blockchain. The information presented is not, and is not intended to be, an offer to sell or the solicitation of an offer to buy any security of Riot Blockchain. It does not constitute an offer, solicitation or sale of any securities of Riot Blockchain. It is not a prospectus or an offering memorandum. Statements made are as of the date hereof; delivery of this presentation does not at any time create an implication that the information contained herein is accurate as of any date subsequent to today’s date. Riot Blockchain has not undertaken any independent verification of industry data, trends, or third party information used herein.

This presentation contains forward-looking statements and projections.  The Company makes no express or implied representation or warranty as to the completeness of this information or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived, and it is expected that each prospective investor will pursue his, her, or its own independent investigation.  It must be recognized that estimates of the Company’s performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results.  In particular, this presentation contains statements, including without limitation the projections, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this presentation and include, but are not limited to, statements regarding the Company’s plans, intentions, beliefs, expectations and assumptions, as well as other statements that are not necessarily historical facts.  The Company commonly uses words in this presentation such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” and other similar expressions to identify forward-looking statements and projections.  You are cautioned that these forward-looking statements and projections are not guarantees of future performance and involve risks and uncertainties.  The Company’s actual results may differ materially from those in the forward-looking statements and projections due to various factors, including competition, market factors and general economic conditions and the risk factors set forth in the Company’s latest Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2017.  The information contained in this presentation describes several, but not necessarily all, important factors that could cause these differences.

Riot Blockchain is part of the disruptive technology revolutionizing transactions. For those companies using outdated technology, the revolution could  potentially become a violent disturbance.

Riot Blockchain Inc. is a first mover as a  NASDAQ listed pure play focused on blockchain technology. Riot Blockchain intends to gain exposure to the blockchain ecosystem through targeted investments in the sector, with a primary focus on the Bitcoin and Ethereum blockchains.

 BLOCKCHAIN IS A CONTINUOUSLY GROWING LIST OF RECORDS (BLOCK)  BLOCKS ARE LINKED AND SECURED USING CRYPTOGRAPHY  EACH BLOCK IS PERMANENTLY ADDED TO THE BLOCKCHAIN

WORLDWIDE CRYPTOCURRENCY + DIGITAL PAYMENT SYSTEM  NO CENTRAL REPOSITORY OR SINGLE ADMINISTRATOR  DIRECT  PEER-TO-PEER TRANSACTIONS  TRANSACTIONS VERIFIED BY NETWORK NODES  TRANSACTIONS RECORDED IN A BLOCKCHAIN (LEDGER)

Bitcoin is a new currency that was created at the end of 2008 by an unknown person using the alias Satoshi Nakamoto. Bitcoin is a consensus network that enables a new payment system using digital money.  It is the first decentralized peer-to-peer payment network that is powered by its users with no central authority or middlemen – no bank. Bitcoin is like cash for the Internet. A transaction is made by a transfer of value between Bitcoin wallets and that transaction is recorded within the blockchain. Bitcoin wallets keep a secret piece of data called a private key or seed, which is used to sign transactions, providing a mathematical proof that they have come from the owner of the wallet.

Ethereum is a global decentralised multiple usage platform for applications that run on a custom built blockchain

Cryptocurrency market value has increased from $17.7 billion to over $170 billion in 2017

One of the only Companies Listed on NASDAQ or NYSE Dedicated to Blockchain

Our investment strategy will consist of identifying unique projects which decentralize markets; combining real world applications with an active development team, strong fundamentals, and large addressable markets.

•A first mover as NASDAQ listed pure play Blockchain company •~$65 million market cap*  •NASDAQ:RIOT
•Public on the TSX Venture exchange in Canada •~$600 million market cap*  •TSXV:HIVE  •Listed on the U.S. OTC Bulletin Board •~$1 billion market cap*  •OTCBB: GBTC *as of 10/26/2017

Moving forward, Riot Blockchain's focus will be as a strategic investor and operator in the blockchain ecosystem, with a particular focus on the Bitcoin and Ethereum blockchains.    At Riot Blockchain Inc. we leverage our expertise, and network, to build and support blockchain technology companies.  We provide investment exposure to the rapidly growing blockchain ecosystem.  Michael M. Beeghley, CEO

Riot Blockchain has made a strategic investment in Coinsquare

This investment into a leading Canadian digital currency exchange is indicative of others Riot Blockchain will pursue, including possible acquisitions of businesses touching the blockchain ecosystem

Coinsquare is built using robust security software   An all-new website recently launched, reducing the cost of user acquisition & improving user acquisitionrate Android & iOS apps have both successfully launched, providing a one-stop shop for digital asset news &trading Coinsquare enables trading from any currency on the platform to any other currency on theplatform  Account verification and support tickets typicallytake less than 1 day to process, compared to up to3-5 days for some competitors

Easy-to-use, secure, cost-efficient, and trustworthy way to buy digital assets. Coinsquare is the 2nd largest Canadian exchange for digital currencies  by trading volume according to CBIX.ca

The TESS Solution  •Plans to develop a blockchain-based escrow service for wholesale telecom carriers that guarantees payment in full and on-time  •Rather than enter traditional written legal agreements, carriers would enter into a TESS SMART CONTRACT, whereby the terms are epresented programmatically and are immutable •All TESS SMART CONTRACTS would be funded and paid for with TESS USD MINUTE-TOKENS (MUSD). Credit risk related to extended payment terms, typically 30/30, is eliminated since contracts would be fully or partially funded

•USD Escrow funds held by a AAA 3rd-party financial institution
•SMART CONTRACTS should be immutable; programmed terms would trigger automatic payments
•24/7 Worldwide Fast payments (minutes, not days)
•No fees to receive payments; would permit cost-effective interim payments
•Invoices would be issued automatically as per the terms of the smart contract
•All contracts and transactions would be recorded on the semi-public (viewable by verified telecom carriers) blockchain, which should provide added security
•Flexible and transparent

Michael Beeghley is the Chairman and Chief Executive Officer of Riot Blockchain.  Mr. Beeghley is the President and founder of Applied Economics LLC.  His experience includes 25 years in strategy and corporate finance, having worked in the Corporate Finance Groups of both PWC and Ernst & Young, LLP.  Mr. Beeghley’sinvestment banking activities have focused on the technology and healthcare sectors.  His investment banking transactions have included sell-side M&A, buy-side M&A, raising venture capital, and debt financings totaling over $1 billion.Jeff McGonegal is the Chief Financial Officer and Secretary of Riot Blockchain. Mr. McGonegal has over 40 years of experience as a Chief Financial Officer and in public accounting. Prior to becoming Chief Financial Officer of Riot Blockchain, he was the Managing Partner of the Denver office of BDO, a national public accounting and advisory firm. Mr. McGonegal also served as Chief Financial Officer of PepperBall Technologies, Inc. and Bactolac Pharmaceutical, Inc.  John O’Rourke is an analyst and investor who currently serves as Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams.  Mr. O'Rourke serves on the Board of Directors of Mundo Inc., a leading global performance based marketing company that reaches more than two billion users per month.  He was formerly CFO of Fidelity Property Group, a real estate development company with a focus in California. He received his Bachelor of Science in Accounting with an Honors Citation from the University of Maryland, College Park.

STRATEGIC ADVISORY BOARD

ADVISOR
Cole Diamond

Cole is an entrepreneur, business development expert, and CEO of Coinsquare Ltd, a leading Canadian digital currency exchange. Prior to Coinsquare, Cole was VP Business development at Marketflow Payments, an international payment service where he built and managed the sales team from ground up. Before that, he was VP Sales at Jumbleberry, a digital marketing company where he managed the sales team to deliver 90% growth during the first 6 months as VP.

ADVISOR
Jason Les

Jason graduate from U.C. Irvine in 2010 with a B.S. in Information and Computer Science. Despite a lifelong passion for the field of C.S., Jason decided to continue his already established career as a professional poker player. He successfully competed in high-stakes heads-up games online for several years and was twice selected as the human benchmark for testing the world's best poker artificial intelligence in what was dubbed Man vs Machine at Carnegie Mellon University. He then transitioned to the live tournament circuit where he amassed $1.6 million in tournament cashes before discovering Bitcoin and the emerging field of crypto currencies. Jason has been active in the industry as a miner, studying protocol development and evaluating a variety of crypto investment strategies

ADVISOR
Jason Mo

Jason played poker professionally for nearly a decade where he was highly regarded as one of the best players in the game and an astute investor in the industry. After years of success in high stakes heads-up poker and cashing for more than $2 million in the live tournament scene, Mo saw the potential with Bitcoin early on and transferred his focus from poker to identifying opportunities in the emerging industry. For several years now, Jason has had a growing portfolio in Bitcoin, Ethereum, and other cryptocurrency related businesses and is always on the forefront of the newest, most promising projects. As a result, he has established himself as one of the most respected independent investors in the cryptocurrency space.

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RIOT BLOCKCHAIN